SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported): July 7, 2000


                             LIFE TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                    0-14991                 34-0431300
 (State of Other Jurisdiction  (Commission File Number)      (IRS Employer
      of Incorporation)                                    Identification No.)


 9800 Medical Center Drive, Rockville, Maryland             20850
   (Address of Principal Executive Offices)               (Zip Code)



                                 (301) 610-8000
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

      On July 9, 2000, Life Technologies, Inc. (the "Company") announced that it signed a definitive agreement with Invitrogen Corporation ("Invitrogen") providing for a merger of the Company into Invitrogen in which all of the Company's outstanding shares of common stock will be converted into $60.00 per share in cash and Invitrogen stock. A copy of the definitive merger agreement between the Company and Invitrogen is filed as Exhibit 2.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


      2.1 Agreement and Plan of Merger, dated as of July 7, 2000, between Invitrogen Corporation and Life Technologies, Inc. Schedules and similar attachments to this Exhibit may not have been filed; upon request, the Company will furnish supplementally to the Commission a copy of any omitted schedule.










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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LIFE TECHNOLOGIES, INC.

                                       By:   /s/  C. Eric Winzer
                                          --------------------------------------
                                          Name:   C. Eric Winzer
                                          Title:  Vice President Finance &
                                                  Chief Financial Officer


Date:  July 14, 2000






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                                  EXHIBIT INDEX

Exhibit No.             Exhibit Name                     Page Number

      2.1   Agreement and Plan of Merger, dated as
            of July 7, 2000, between Invitrogen
            Corporation and Life Technologies, Inc.
            Schedules and similar attachments to this Exhibit may not have been filed; upon request, the Company will furnish supplementally to the Commission a copy of any omitted schedule.